Exhibit 10.1

FIRST AMENDMENT TO

OFFICER EMPLOYMENT AGREEMENT

This First Amendment to Officer Employment Agreement (“First Amendment”) is entered into effective March 5, 2013, by and between Callaway Golf Company, a Delaware corporation (the “Company”), and Oliver G. Brewer, III (“Employee”).

A. The Company and Employee are parties to that certain Officer Employment Agreement entered into as of February 24, 2012 (the “Agreement”).

B. The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1. Term. Section 1 of the Agreement is amended to extend the termination date of the Agreement to and including April 30, 2014.

2. But for the amendment contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first set forth above.

EMPLOYEE		COMPANY
Callaway Golf Company, a Delaware corporation

/s/ Oliver G. Brewer, III	By:	/s/ Ronald S. Beard
Oliver G. Brewer, III		Ronald S. Beard Chairman of the Board

Dated: March 5, 2013		Dated: March 4, 2013